Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-245691) on Form S-3 and (Nos. 333-231277, 333-73772, 333-73774, and 333-248137) on Form S-8 of our reports dated February 10, 2022, with respect to the consolidated financial statements and financial statement schedule II of Core Laboratories N.V. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Houston, Texas

February 10, 2022